UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 12, 2017

AMERICAN STATES WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-14431	95-4676679
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

GOLDEN STATE WATER COMPANY
(Exact name of registrant as specified in its charter)

California	001-12008	95-1243678
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
630 East Foothill Blvd. San Dimas, California	91773
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (909) 394-3600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01.          Other Events

San Dimas, California, April 13, 2017 . . . American States Water Company (NYSE:AWR) announced today that on April 12, 2017 the Board of Directors of Casitas Municipal Water District (“Casitas”) approved a settlement agreement with Golden State Water Company (“GSWC”), a wholly owned subsidiary of AWR, and a group of citizens referred to as Ojai Friends of Locally Owned Water (“Ojai FLOW”) to resolve an eminent domain action and other litigation brought by Casitas and Ojai FLOW against GSWC.  Under the terms of the settlement agreement, Casitas will acquire the operating assets of GSWC’s Ojai water system by eminent domain for approximately $34.5 million, including payments for unpaid receivables and regulatory assets subject to a post-closing final reconciliation.  Under the agreement, Casitas and Ojai FLOW have also agreed to dismiss all claims against GSWC, which sought damages against GSWC stemming from Casitas’ proposal to issue bonds to finance the acquisition of GSWC’s Ojai water system. GSWC, which has owned and operated the 2,900-connection Ojai water system since 1929, will continue operating the water system until all conditions to the settlement agreement have completed.  It is estimated that the transaction will close in June 2017 following satisfaction of all closing conditions.

A copy of the Company’s press release is attached hereto as Exhibit 99.1. This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.

Section 9 – Financial Statement and Exhibits

Item 9.01.          Financial Statements and Exhibits

Exhibit No.	Description
99.1	Press Release: American States Water Company Announces Agreement to Resolve Litigation and Eminent Domain Action of Its Ojai Water System

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN STATES WATER COMPANY:

Date:	April 13, 2017	/s /Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer, Corporate Secretary and Treasurer

GOLDEN STATE WATER COMPANY:

Date:	April 13, 2017	/s /Eva G. Tang
Eva G. Tang
Senior Vice President-Finance, Chief Financial
Officer and Secretary